Exhibit 99.1

Herbalife Nutrition Announces a Self-Tender Offer Seeking to Purchase up to $750

Million of Its Common Shares and Releases Preliminary Second Quarter 2020 Volume Point Results,

the Largest Volume Point Quarter in the Company’s 40-Year History

LOS ANGELES—July 13, 2020— Herbalife Nutrition Ltd. (NYSE: HLF) (the “Company”) today announced it has commenced a “modified Dutch auction” self-tender offer to purchase for cash up to $750 million of its common shares at a per share price not greater than $50.00 nor less than $44.75 (the “tender offer”).

The closing price of the Company’s common shares on the New York Stock Exchange on July 10, 2020, the last full trading day before the commencement of the tender offer, was $45.64 per share. The tender offer is scheduled to expire at 5:00 PM, EDT, on August 11, 2020, unless the offer is extended.

The Company also released preliminary volume point results for the second quarter ending June 30, 2020. Based on preliminary and unaudited information, the Company expects second quarter 2020 volume points of approximately 1.7 billion, an increase of 12.4% compared to the second quarter 2019, representing the largest volume point quarter in Company history.

	Volume Points[1]
Region	2Q 2020 (mil)	Year/Year % Change
Asia Pacific	352.7	-5.0%
North America	492.4	38.5%
EMEA	406.7	20.9%
Mexico	213.5	-3.7%
South and Central America	109.1	-10.8%
China	144.7	17.7%

Worldwide Total	1,719.1	12.4%

1.

The unaudited preliminary volume point results for the second quarter 2020 represent the most current information available to management and are based on calculations or figures that have been prepared internally by management and have not been reviewed or audited by the Company’s independent registered public accounting firm. The Company’s actual results may differ materially from these preliminary volume point results due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between the date of this announcement and when results for the second quarter 2020 are finalized. The preliminary volume point results included in this announcement are subject to risks and uncertainties and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles.

“Coming on the heels of our largest volume point quarter in the Company’s history, this tender offer reflects our continued confidence in the business and our long-term strategy,” said John Agwunobi, Chairman and CEO of the Company. “With our strong cash flows and favorable debt maturity schedule, we believe we can drive future growth and invest in our business while continuing to return value to shareholders.”

The tender offer will be made under the Company’s $1.5 billion share repurchase program announced on October 30, 2018, substantially all of which remains available prior to this tender offer.

The Company and its Board of Directors continue to believe the repurchase of common shares is consistent with the Company’s long-term goal of maximizing shareholder value and a tender offer provides a mechanism to return capital to shareholders who seek liquidity under current market conditions and to allow shareholders who do not participate in the tender offer to share in a larger portion of the Company’s future potential.

The full terms and conditions of the tender offer are set out in the Offer to Purchase, dated July 13, 2020 (“Offer to Purchase”), and the associated Letter of Transmittal and other materials relating to the tender offer that the Company is filing today with the Securities and Exchange Commission (“SEC”).

The tender offer is not contingent upon obtaining any financing. However, the tender offer is subject to a number of other terms and conditions, which are described in detail in the Offer to Purchase.

None of the Company, its Board of Directors or its affiliates, nor the information agent or the depositary and paying agent, are making any recommendation to shareholders as to whether to tender or refrain from tendering their common shares into the tender offer. Shareholders must decide how many shares they will tender, if any, and the cash price within the stated range at which they will offer their shares for purchase by the Company. In doing so, shareholders should read carefully the information in the Offer to Purchase and the other offer documents.

For more information about our “modified Dutch auction” tender offer and other details, please visit our investor website (ir.herbalife.com) or refer to the Offer to Purchase.

Georgeson LLC is the information agent for the tender offer and shareholders seeking additional information about the tender offer and process should contact them toll free at (877) 278-4774. Computershare Trust Company, N.A. is the depositary and paying agent for the tender offer.

Copies of the Offer to Purchase, Letter of Transmittal, and other related materials are available free of charge from Georgeson LLC, or on the SEC’s website, at www.sec.gov. The Company’s other public filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, are also available for free on the SEC’s website at www.sec.gov.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO PURCHASE, OR A SOLICITATION OF AN OFFER TO SELL, ANY SECURITIES. THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY. THE TENDER OFFER IS MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL, AND RELATED MATERIALS THAT THE COMPANY INTENDS TO DISTRIBUTE TO ITS SHAREHOLDERS. THE COMPANY WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO-I WITH THE SEC. THE COMPANY’S SHAREHOLDERS SHOULD READ THESE MATERIALS AND THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

About Herbalife Nutrition Ltd.

The Company is a global company that has been changing people’s lives with great nutrition products and a proven business opportunity for its independent distributors since 1980. The Company offers high-quality, science-backed products, sold in over 90 countries by entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle. Through the Company’s global campaign to eradicate hunger, the Company is also committed to bringing nutrition and education to communities around the world.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the COVID-19 pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•

the impact of any financial closing procedures, final adjustments and other developments arising between the date of this announcement and the date final results for the second quarter 2020 are announced;

•	our ability to satisfy the conditions to the tender offer;

•	the price per share at which we ultimately determine to purchase shares in the tender offer and the number of shares tendered in the tender offer;

•	our ability to commence and complete the tender offer, including the number of shares we are able to purchase pursuant to the tender offer;

•	our ability to achieve the benefits contemplated by the tender offer;

•

any adverse impact that the tender offer may have on us and the trading market for our common shares, including risks resulting from a decrease in the public float of the shares which may result in less liquidity and trading volume of the shares after the consummation of the tender offer described herein and could result in an increase in price volatility;

•	the potential impacts of the COVID-19 pandemic on us, our Members, and the world economy (including our customers and our supply chain);

•	our relationship with, and our ability to influence the actions of, our Members;

•	improper action by our employees or Members in violation of applicable law;

•	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	the competitive nature of our business;

•

regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;

•	legal challenges to our network marketing program;

•	the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;

•

risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third-party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

•	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;

•	our inability to obtain or maintain the necessary licenses for our direct selling business in China and elsewhere;

•	adverse changes in the Chinese economy;

•	our dependence on increased penetration of existing markets;

•	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, viral outbreaks and other similar epidemics, or cybersecurity incidents;

•

noncompliance by us or our Members with any privacy laws or any security breach by us or a third party involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of our trademarks and other intellectual property rights;

•	product concentration;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;

•	U.S. and foreign laws and regulations applicable to our operations;

•	uncertainties relating to the United Kingdom’s exit from the European Union;

•	restrictions imposed by covenants in our existing indebtedness;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our Members;

•	product liability claims;

•	our incorporation under the laws of the Cayman Islands; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

Media Contact:

Jennifer Butler

Vice President, Media Relations

213-745-0420

Investor Contact:

Eric Monroe

Director, Investor Relations

213-745-0449